SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2006

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (443) 259-4000

CORVIS CORPORATION

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 23, 2006, Broadwing Corporation issued a press release announcing its results of operations for the quarter and year ended December 31, 2005. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 3.02 – Unregistered Sales of Equity Securities

As previously reported, Broadwing Corporation elected to pay fifty percent (50%) of the interest of $413,894 and the installment of principal of $32,142,857 due on February 21, 2006 on its Senior Convertible Notes in the form of shares of its Common Stock, $.01 par value per share. In accordance with the formula set forth in the Purchase Agreement relating to the notes, Broadwing issued 1,894,239 shares of Common Stock on February 21, 2006. The shares were issued pursuant to the exemption from registration provided in Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Broadwing on February 23, 2006 announcing financial results for the fourth quarter and year end 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORVIS CORPORATION

Date: February 24, 2006	/s/ Lynn D. Anderson
Lynn D. Anderson
Senior Vice President and
Chief Financial Officer